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                                                                     EXHIBIT 11
                      AIRPORT SYSTEMS INTERNATIONAL, INC.
                               NET LOSS PER SHARE
                     (In thousands, except per share data)

                                                                           YEAR ENDED
                                      -----------------------------------------------------------------------------------
                                                  APRIL 30, 2000                                APRIL 30, 1999
                                      -------------------------------------         -------------------------------------
                                      NET LOSS         SHARES         EPS           NET LOSS         SHARES         EPS

Basic loss per share                  $ (1,320)         2,311        $ (.57)        $ (3,553)         2,230        $(1.59)

Effect of stock option                      --             --            --               --             --        $   --

                                      --------         ------        ------         --------         ------        ------
Diluted loss per share                $ (1,320)         2,311        $ (.57)        $ (3,553)         2,230        $(1.59)


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